Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT

AMENDMENT NO. 2 TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT, dated as of March 2, 2015 (this “Amendment”), is made with reference to that certain Senior Secured Term Loan Facility Agreement dated as of February 15, 2013 by and among Ocwen Loan Servicing, LLC, a Delaware limited liability company (the “Borrower”), Ocwen Financial Corporation, a Florida corporation (the “Parent”), certain subsidiaries of the Parent (the “Subsidiary Guarantors”), the Lenders party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), as amended by Amendment No. 1 to Senior Secured Term Loan Facility Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of September 23, 2013 (as so amended, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

RECITALS

The Borrower has requested that the Required Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement, in accordance with the requirements of Section 10.05 of the Credit Agreement, and the Required Lenders and the Administrative Agent are willing to so agree subject to the terms and conditions contained in this Amendment.

Subject to the terms and conditions set forth herein, on the Amendment No. 2 Effective Date (as defined below), each Lender delivering an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time, on March 2, 2015 (each a “Consenting Lender”) has consented to this Amendment and the amendments set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Required Lenders and the Administrative Agent hereby agree as follows:

1.            Amendments to the Credit Agreement.

(a)            Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

 “Amendment No. 2 Effective Date” means March 2, 2015.

(b)            The definition of “Consolidated Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing “and” in front of clause (ii)(a)(3) thereof with a comma and (ii) adding the following new clause (ii)(a)(4) immediately following clause (ii)(a)(3) thereof and immediately before “, without duplication, plus (b)” appearing therein:

“and (4) any cash expenditures in respect of any non-operating and non-recurring items, increasing Consolidated Net Income for such period, associated with claims or investigations against Parent or any of its Subsidiaries brought by any Governmental Authority”.

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(c)            The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing “minus” appearing immediately prior to the phrase “to the extent such amounts are included in net income” appearing therein with “minus (with respect to any gains or incomes) or plus (with respect to any losses or expenses)” and (ii) adding the following at the end of clause (ii)(e) thereof: “or any non-operating and non-recurring items associated with claims or investigations against Parent or any of its Subsidiaries brought by any Governmental Authority”.

(d)            The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of clause (a) thereof immediately prior to “; and (b) with respect to any issuance” appearing herein: “, minus (iii) mandated fees and penalties by any Specified Government Entity, if any, and all customary or reasonable commissions, discounts, fees, costs and expenses associated therewith”.

(e)            Section 2.12(b) of the Credit Agreement is hereby amended by replacing the phrase “(other than Asset Sales permitted by Section 6.08(k))” appearing therein with “(other than Asset Sales permitted by Section 6.08(d) or Section 6.08(k)”.

(f)            Section 2.12(b) of the Credit Agreement is hereby further amended by adding the following at the end thereof.

 “In respect of any Net Cash Proceeds of any Asset Sale pursuant to Section 6.08(d), no later than the first Business Day following the date of receipt by Parent, the Borrower or any of their respective Subsidiaries of such Net Cash Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds; provided that, (x) so long as no Event of Default shall have occurred and be Continuing at the time of receipt of such proceeds and (y) upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, the Borrower shall have the option to invest up to 25% of such Net Cash Proceeds within one hundred twenty (120) days of receipt thereof in assets of the general type used in the business of the Borrower and its Subsidiaries (provided that if, prior to the expiration of such one hundred twenty (120) day period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional ninety (90) day period, such one hundred twenty (120) day period shall be extended to the date provided for such investment in such binding agreement).”

(g)            Section 5.01(c) of the Credit Agreement is hereby amended by adding the following at the end thereof:

 “; provided, however, that, for the fiscal year ending on December 31, 2014, any financial statements, reports or information required under this Section 5.01(c) may be delivered within thirty-five (35) days after the date on which Parent is required, under the Exchange Act (after giving effect to any extension period permitted under Rule 12(b)-25 under the Exchange Act), to file its Annual Report on Form 10–K with the SEC”.

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(h)            Section 6.07(b) of the Credit Agreement is hereby amended by deleting the table in such Section and replacing it with the following:

Fiscal Quarter	Corporate Leverage Ratio
December 31, 2014	3.00 to 1.00
March 31, 2015 and thereafter	3.50 to 1.00

(i)            Section 6.08(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

 “(d) other Asset Sales; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (2) no less than 75% of such consideration shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.12(b);”

(j)            Section 8.01(e) of the Credit Agreement is hereby amended by adding the following at the end thereof immediately prior to “; or” appearing at the end thereof:

“(for the avoidance of doubt, it being understood and agreed that, for the purposes of this Section 8.01(e), no obligations of Parent or any of its Subsidiaries under the HLSS Transactions shall constitute Indebtedness); provided, however, that, no Event of Default shall occur under this clause (e) as a result of any such failure to pay, breach or default with respect to any such Indebtedness described in this clause (e), if such failure to pay, breach or default, as applicable, shall have been cured or waived by the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders).

2.            Conditions. This Amendment shall become effective as of the Amendment No. 2 Effective Date (provided that the amendments in Sections 1(b) and 1(c) of this Amendment to the definitions of “Consolidated Excess Cash Flow and “Consolidated Net Income” shall become effective as of December 31, 2014) when, and only when:

(a)            the Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the Loan Parties either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or pdf transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;

(b)            the Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying that immediately before and after giving effect to this Amendment (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties (x) of each Loan Party set forth in the Loan Documents and (y) in Section 3 of this Amendment, in each case, are true and correct in all material respects as of the Amendment No. 2 Effective Date (or in the case of Section 4.24 of the Credit Agreement with respect to Schedules 1.01(e)(A) and 1.01(e)(B), as of the date of the most recent delivery prior to the Amendment No. 2 Effective Date of updated Schedules 1.01(e)(A) and 1.01(e)(B) pursuant to Section 5.01(m) of the Credit Agreement); it being understood that, to the extent that any such representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “material adverse effect or similar language shall be true and correct in all respects (after giving effect to any such qualification therein); and

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(c)            the Borrower shall have paid to the Administrative Agent (x) all fees in the amounts previously agreed in writing and in accordance with Section 5 below to be paid on the Amendment No. 2 Effective Date, (y) all costs and expenses of the Administrative Agent (including, without limitation the fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) and (z) for the ratable account of each Consenting Lender, an amount equal to 1.00% of the outstanding principal amount of such Consenting Lender’s Loans on the Amendment No. 2 Effective Date.

The effectiveness of this Amendment (other than Sections 6, 7 and 8 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section 3 hereof.

3.            Representations and Warranties. In order to induce the Lenders party hereto to enter into this Amendment, the Parent and each other Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)            This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes the legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)            On and as of the Amendment No. 2 Effective Date (before and after giving effect to this Amendment), each of the representations and warranties made by the Parent and any other Loan Party contained in Article IV of the Credit Agreement and each other Loan Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Amendment No. 2 Effective Date (before and after giving effect to this Amendment), as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date); and

(c)            No Default or Event of Default has occurred and is continuing.

4.            Credit Agreement. The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents.

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5.            Fees and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 10.02 of the Credit Agreement.

6.            Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.            Loan Document. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

8.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.            Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

10.           Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Administrative Agent and the Collateral Agent

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Vice President

Signature Page to Amendment No. 2

ACKNOWLEDGED AND AGREED TO BY:

OCWEN LOAN SERVICING, LLC, as Borrower

By:	/s/ Michael R. Bourque
Name. Michael R. Bourque
Title: Chief Financial Officer

OCWEN FINANCIAL CORPORATION, as Parent

By:	/s/ Michael R. Bourque
Name. Michael R. Bourque
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS:

OCWEN MORTGAGE SERVICING, INC.

By:	/s/ Michael R. Bourque
Name. Michael R. Bourque
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL HOLDINGS, INC.

By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer

HOMEWARD RESIDENTIAL, INC.

By:	/s/ John V. Britti
Name: John V. Britti
Title: Chief Financial Officer

Signature Page to Amendment No. 2